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                    VAN KAMPEN INSURED TAX FREE INCOME FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                       OCTOBER 1, 2009 -- MARCH 31, 2010

                                                                 Amount of     % of
                                      Offering       Total        Shares     Offering  % of Funds
   Security      Purchase/   Size of  Price of     Amount of     Purchased  Purchased    Total
   Purchased    Trade Date  Offering   Shares      Offering       By Fund    By Fund     Assets       Brokers       Purchased From
--------------  ----------  --------  --------  --------------  ----------  ---------  ----------  --------------  -----------------
   Bi-State      10/22/09       -      $100.00    $97,220,000   $2,000,000    2.057%      0.23%    Jefferies &     Morgan
  Development                                                                                      Company, Inc.,  Keegan & Co.
 Agency of the                                                                                     Morgan Keegan
   Missouri-                                                                                       & Company,
   Illinois                                                                                        Inc., Loop
 Metropolitan                                                                                      Capital
   District                                                                                        Markets, LLC,
                                                                                                   Stern Brothers
                                                                                                   & Co.,
                                                                                                   Wachovia Bank,
                                                                                                   N.A. Morgan
                                                                                                   Stanley & Co.
                                                                                                   Incorporated